UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2026

Hepion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Identification No.)

34 Shrewsbury Ave., Suite 1D

Red Bank, NJ 07701

(Address of principal executive offices)

(732) 902-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	HEPA	OTC QB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On September 21, 2026, the audit committee of the Board of Directors of Hepion Pharmaceuticals, Inc. (the “Company”) approved the dismissal of Grassi & Co., CPAs, P.C. (“Grassi”) as the Company’s independent registered public accounting firm and approved the engagement of Rosenberg Rich Baker Berman P.A. (“RRBB”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2026. Accordingly, on September 22, 2026, Grassi was informed that it would be dismissed as the Company’s independent registered public accounting firm, effective immediately.

The report of Grassi on the Company’s consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity and cash flows for the years then ended did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern because the Company has suffered significant operating losses and negative cash flows from operations since inception.

During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through September 21, 2026, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting described in Part II, Item 9A, “Controls and Procedures,” in the Company’s annual reports on Form 10-K for the years ended December 31, 2025 and 2024, respectively and in Part I, Item 4, “Controls and Procedures,” in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 filed with the SEC on May 14, 2026 and August 13, 2026, respectively. The Audit Committee has discussed the material weaknesses in the Company’s internal control over financial reporting with Grassi and has authorized Grassi to respond fully to the inquiries of RRBB, the Company’s new independent registered public accountants, concerning such weakness.

During the years ended December 31, 2025 and 2024 through September 21, 2026, there were no disagreements between the Company and Grassi on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grassi, would have caused it to make reference to the subject matter of the disagreement in connection with its report covering such period.

During the years ended December 31, 2025 and 2024 and through September 21, 2026, the date the audit committee of the Board approved the engagement of RRBB as the Company’s independent registered public accounting firm, neither the Company nor anyone on the Company’s behalf consulted with RRBB regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by the Company that the Company concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company provided Grassi with a copy of the foregoing disclosures prior to the filing of this Report and requested that Grassi furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Grassi’s letter, dated September 24, 2026, is attached as Exhibit 16.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

16.1	Letter from Grassi & Co., CPAs, P.C. to the Securities and Exchange Commission dated September 24, 2026.
107	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2026

HEPION PHARMACEUTICALS, INC.

By:	/s/ Gary Stetz
Gary Stetz
Interim Chief Executive Officer

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